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                                                                      EXHIBIT 99


[LIBBEY(R) LOGO]                                                LIBBEY INC.
                                                                300 MADISON AVE
                                                                P.O. BOX 10060
                                                                TOLEDO, OH 43699



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N     E     W     S          R     E     L     E     A     S     E


AT THE COMPANY:                       AT THE FINANCIAL RELATIONS BOARD:
---------------                       ---------------------------------
KENNETH WILKES    KENNETH BOERGER     SUZY LYNDE
VP/CFO            VP/TREASURER        ANALYST INQUIRIES
(419) 325-2490    (419) 325-2279      (312) 640-6772


FOR IMMEDIATE RELEASE
FRIDAY, JANUARY 4, 2002

            FEDERAL TRADE COMMISSION AGREES TO DELAY FILING COMPLAINT
              CHALLENGING LIBBEY'S PROPOSED PURCHASE OF THE ANCHOR
                                HOCKING BUSINESS


TOLEDO, OHIO, JANUARY 4, 2002--LIBBEY INC. (NYSE: LBY) announced that the United States Federal Trade Commission (FTC) today agreed to delay filing its complaint in the United States Federal District Court challenging the legality of Libbey's proposed acquisition of the Anchor Hocking business of Newell Rubbermaid until January 14, 2002. This delay was granted by the FTC to allow Libbey and Newell Rubbermaid to continue to evaluate options to complete the purchase on terms that are acceptable to the parties and the Federal Trade Commission.

Libbey Inc.:

-    is a leading producer of glass tableware in North America;
-    is a leading producer of tabletop products for the foodservice industry;
-    exports to more than 80 countries; and,
- provides technical assistance to glass tableware manufacturers around the world.

Based in Toledo, Ohio, the company operates glass tableware manufacturing plants in California, Louisiana, and Ohio. In addition, Libbey is a joint venture partner in the largest glass tableware company in Mexico. Through its Syracuse China subsidiary, the company designs, manufactures and distributes an extensive line of high-quality ceramic dinnerware, principally for foodservice establishments in the United States. Through its World Tableware subsidiary, the company imports and sells a full-line of metal flatware and holloware and an assortment of ceramic dinnerware and other tabletop items, principally for foodservice establishments in the United States.



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